As filed with the Securities and Exchange Commission on July 12, 2023

Registration Statement No. 333-267778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FITELL CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	3949	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

23-25 Mangrove Lane

Taren Point, NSW 2229

Australia

+612 95245266

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Mark E. Crone, Esq. Liang Shih, Esq. The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 Tel: 646.861.7891	Michael J. Blankenship, Esq. Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002-2925 Tel: 713.651.2678

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Fitell Corporation is filing this Amendment No. 6 (“Amendment No. 6”) to the Registration Statement on Form F-1 (Registration No. 333-267778), originally filed on October 7, 2022 (the “Registration Statement”), as an exhibit-only filing solely to file Exhibit 99.8. Accordingly, this Amendment No. 6 consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed with this Amendment No. 6. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-2 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or the Notes thereto.

II-1

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
2.1	Share Exchange Agreement, dated as of May 5, 2022, by and among Fitell Corporation, KMAS Capital and Investment Pty Ltd, and SKMA Capital and Investment Ltd.*
3.1	Memorandum and Articles of Association*
3.2	Certificate of Registration of See Trading Co. Pty Ltd*
3.3	Certificate of Registration of See Trading Co. Pty Ltd (name change to GD Wellness Pty Ltd)*
3.4	Certificate of Registration of KMAS Capital and Investment Pty Ltd*
4.1	Specimen Certificate for Ordinary Shares*
4.2	Representatives’ Warrants (included in Exhibit 1.1)*
5.1	Opinion of Ogier regarding the validity of the Ordinary Shares being registered*
5.2	Opinion of The Crone Law Group P.C. regarding the enforceability of the Representatives’ Warrants*
10.1	Unsecured Loan Agreement, dated as of March 10, 2020, by and between GD Wellness Pty Ltd and Ansa Group Limited*
10.2	Form of Indemnification Agreement between the registrant and its officers and directors*
10.3	Form of Director Agreement between the registrant and its directors*
10.4	Form of Independent Director Agreement between the registrant and its independent directors*
10.5	Form of Employment Agreement between the registrant and its officers*
10.6	Lease Agreement*
10.7	Form of Lock-Up Agreement*
10.8	License Agreement, dated as of November 9, 2021, by and between GD Wellness Pty Ltd and Js & Je Company Limited*
21.1	Subsidiaries*
23.1	Consent of Accell Audit and Compliance, P.A.*
23.2	Consent of Ogier (included in Exhibit 5.1)*
23.3	Consent of The Crone Law Group P.C. (included in Exhibit 5.2)*
24.1	Power of Attorney*
99.1	Code of Business Conduct and Ethics of the registrant*
99.2	Audit Committee Charter*
99.3	Nominating Committee Charter*
99.4	Compensation Committee Charter*
99.5	Consent of Mr. Leighton*
99.6	Consent of Mr. Wu*
99.7	Consent of Mr. Ross*
99.8	Request for Waiver and Representation under Item 8.A.4 of Form 20-F**
107	Filing Fee Table*

* Previously filed.

** Filed herewith.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taren Point, New South Wales, Australia, July 12, 2023.

Fitell Corporation

By:	/s/ Guy Adrian Robertson
Name:	Guy Adrian Robertson
Title:	Chief Executive Officer and Director

By:	/s/ Jamarson Kong
Name:	Jamarson Kong
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Guy Adrian Robertson	Chief Executive Officer and Director	July 12, 2023
Guy Adrian Robertson	(principal executive officer)

/s/ Jamarson Kong	Chief Financial Officer (principal financial and accounting officer)	July 12, 2023
Jamarson Kong

/s/ *	Director	July 12, 2023
Jieting Zhao

/s/ *	Director	July 12, 2023
Yinying Lu

*By:	/s/ Guy Adrian Robertson
Guy Adrian Robertson
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York on July 12, 2023.

Authorized U.S. Representative

By:	/s/ Maggie Zhang
Name:	Maggie Zhang

II-3